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                                                                     Exhibit 5.1

                                   July 18, 2001



Applied Extrusion Technologies, Inc.
3 Centennial Drive
Peabody, Massachusetts  01960

     Re: $275,000,000 aggregate principal amount of 10% Series B Senior Notes due 2011 of Applied Extrusion Technologies, Inc. issued in exchange for $275,000,000 aggregate principal amount of 10% Senior Notes due 2011 of Applied Extrusion Technologies, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Applied Extrusion Technologies, Inc., a Delaware corporation (the "Company"), in connection with (i) the issuance by the Company in an exchange offer (the "Exchange Offer") of $275,000,000 aggregate principal amount of its 10% Series B Senior Notes due 2011 (the "Exchange Notes"), which are to be registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for $275,000,000 aggregate principal amount of the Company's outstanding 10% Senior Notes due 2011 (the "Initial Notes"), which have not been, and will not be, so registered, and (ii) the preparation of the registration statement on Form S-4 filed by the Company with the Securities and Exchange Commission on the date hereof (the "Registration Statement") for the purpose of registering the Exchange Notes under the Securities Act of 1933 (the "Act"). The Initial Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of June 19, 2001 (the "Indenture") between the Company and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined.

     This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
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Applied Extrusion Technologies, Inc.   -2-                        July 18, 2001

     We have examined such documents and made such other investigation as we have deemed appropriate to render the opinions set forth below. As to matters of fact material to our opinions, we have relied, without independent verification, on representations made in the Indenture, certificates and other documents and other inquiries of officers of the Company and of public officials.

     The opinions expressed below are limited to matters governed by the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America.

     Based upon the foregoing, we are of the opinion that:

     1. When the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered against receipt of the Initial Notes surrendered in exchange therefor upon completion of the Exchange Offer, the Exchange Notes will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors or secured parties generally and (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     2. Assuming the Guarantee has been duly authorized, executed and delivered by the Guarantor in accordance with the terms of the Indenture, when the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered against receipt of the Initial Notes surrendered in exchange therefor upon completion of the Exchange Offer, the Guarantee will constitute a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors or secured parties generally and
(b) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                   Very truly yours,

                                   /s/ Ropes & Gray

                                   Ropes & Gray